                              Employment Agreement

             AGREEMENT, dated as of March 13, 1998, between The Imperial Home Decor Group, Inc., a Delaware corporation (the "Company"), and James P. Toohey (the "Employee").

         WHEREAS, the Employee and Imperial Wallcoverings, Inc.
("Wallcoverings") were parties to an Agreement with the Employee, dated as of January 1, 1997 (the "Old Agreement"); and

             WHEREAS, the Company has acquired all of the capital stock of Wallcoverings and wishes to assume the obligations of Wallcoverings under the Old Agreement that have not yet been performed, as modified and set forth in this Agreement.

             NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

             1. Term of Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs the Employee, and the Employee hereby accepts such employment, for a period of commencing March 13, 1998 (the "Commencement Date"), and ending December 31, 1999.

             2. Duties. During the term of this Agreement, the Employee shall be employed as Chief Executive Officer and President of the Company and shall perform such services for the Company and its subsidiaries as may be assigned to him from time to time by the Board of Directors of the Company and are not inconsistent with the offices of Chief Executive Officer and President of the Company. The Employee shall devote his full time and attention to the affairs of the Company and his duties in such positions. In addition, the Employee shall serve on the Board of Directors of the Company and each domestic subsidiary of the Company. The Employee shall resign his position on the Board of Directors of the Company and each such subsidiary when his employment hereunder terminates. In addition, the Employee may from time to time serve on the boards of directors of unaffiliated corporations so long as the Board of Directors of the Company receives prior notice and consents.

             3.   Salary, Bonuses, Equity Package

             3.1 Salary. The Company shall pay the Employee an initial base salary at an annual rate of $450,000 during the term of his employment pursuant to this Agreement payable on a monthly, bi-monthly or other basis consistent with the Company's standard payroll practices. The base salary may be increased in the sole discretion of the Board of Directors of the Company or an appropriate committee thereof (the Company's Board of Directors or such committee being referred to herein as the "Compensation Board") to reflect the services performed and results obtained by the Employee.

             3.2 Bonuses. The Employee shall be guaranteed bonuses in the amount of (I) $200,000 for the calendar year ended December 31, 1998 and (ii) $125,000 for the calendar year ended December 31, 1999 (collectively, the "Guaranteed Bonuses"). The Guaranteed Bonuses shall be paid in equal monthly installments during the calendar year for which they are payable. In addition, the Employee shall be eligible to participate in the executive bonus plan which shall be established by the Company and to receive an annual bonus, in the discretion of the Compensation Board, based upon the Company's achievement of earnings and other performance targets as set forth in the applicable provisions of such plan, provided that any bonus awarded to the Employee pursuant to any such executive bonus plan shall not exceed 150% of his base salary then in effect. Any determination of performance or goals of the Company by the Compensation Board shall be binding on the Employee.

             3.3 Equity Package.

             3.3.1 Time Share Options. The Employee shall be granted, subject to all terms and conditions of the stock option plan hereafter adopted, including all applicable transfer restrictions under securities laws and regulations as may apply to stock acquired by exercise of such options, an option to purchase 2% of the Company's outstanding shares of common stock ("Time Shares Options"). Time Share Options shall vest 50% on December 31, 1998 and 50% on December 31, 1999, provided that, unless otherwise provided in this Agreement and the applicable stock option plan, Employee is employed by the Company on each vesting date. Time Share Options shall have an exercise price per share (the "Stated Exercise Price") equal to the price of Company shares established at the time of the initial capitalization of the Company by Imperial Home Decor Group Holdings LLC ("Holdings") on March 13, 1998 (the "Initial Capitalization"). The Time Share Options shall be exercisable for ten years after the date of issuance. The Employee shall be entitled to pay the Stated Exercise Price for any vested Time Share Options by means of a cashless exercise either through a broker or directly through the Company without use of a broker by having the Company withhold from the number of shares to be issued upon exercise the number of shares necessary to pay the Stated Exercise Price. No modification of the stock option plan or successor or replacement plan may reduce or negatively impact the rights granted to Employee hereunder. The percentages used to determine the number of shares subject to any options described by this Agreement are based on the Initial Capitalization and the Compensation Board may adjust such percentages as necessary to prevent inadvertent dilution or enlargement of the options described herein.

             3.3.2 Performance Options. The Employee shall be eligible to be granted additional options by the Company to acquire an additional 1% of the Company's outstanding shares of common stock subject to the same terms and conditions as apply to the Time Share Options. The Compensation Board shall, in its sole discretion, set the performance targets for the grant of such options ("Performance Options"). It is currently expected that the performance targets for one-half of the Performance Options will be based on the Company's budget approved by the Company Board of Directors for the applicable year and that the performance targets for the other half of the Performance Options will be based on the achievement, within a time period specified by the Compensation Board, of an equity value that is between two and one-half times and five times the value of the Company's total equity as established in the Initial Capitalization.

             3.3.3 Change of Control. Notwithstanding anything to the contrary set forth in Section 3.3.1 or Section 3.3.2, if (a) Holdings sells or exchanges, 50% or more of its holdings of the common stock of the Company (or the right to vote or control, or otherwise receive the benefit of such stock) to an unrelated third-party person or entity or (b) Blackstone Capital Partners III Merchant Banking Fund III, L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P. sell or exchange 50% or more of their collective holdings of the common stock of the Company to an unrelated third-party person or entity, then a "Change of Control" shall have occurred and any Time Share Options granted to the Employee pursuant to Section 3.3.1 shall become 100% vested and immediately exercisable. It is expected that management options granted hereunder will be provided with customary tag along, drag along, piggyback and registration rights.

             3.3.4 No Fiduciary Duty. The Company and its subsidiaries and affiliates and directors, officers, employees and stockholders thereof shall not have any fiduciary duty to the Employee or incur any liability to the Employee on account of any action taken or omitted to be taken with respect to the business and operations of the Company and its subsidiaries and affiliates, notwithstanding the fact that such action or omission may adversely affect the amounts that the Employee may receive in respect of his equity compensation or otherwise.

             3.4 Withholding. The Employee agrees that the Company may deduct and withhold from compensation payments the amounts the Company in good faith believes required to be deducted and withheld under the provisions of any statute, law, regulation or ordinance heretofore or hereafter enacted.

             3.5 Compensation for Services. The Employee's compensation under this Agreement shall be compensation for the Employee's services to the Company and its subsidiaries in all capacities and, except as expressly provided in this Agreement, the Employee shall not be entitled to any salary, bonus, severance, benefits, equity, perquisites or other compensation of any kind as a result of his services to the Company and its subsidiaries.

              4. Benefits. The Employee shall be entitled to such fringe benefits and perquisites, and to participate in such pension and benefit plans, as are generally made available to executives of the Company and such other fringe benefits as may be determined by the Company during the term hereof, including temporary and long-term disability insurance, accidental death, group term life insurance and appropriate annual holidays, sick days and annual vacation time; provided however, that (i) in lieu of the Employee being covered under the Company's major medical policy, the Company shall pay to the Employee directly monthly an amount equal to the amount of premiums the Company would have had to pay in order for the Employee to be covered by such major medical policy, (ii) the Employee's annual vacation shall be four weeks (with no carryover) and (iii) the Employee's total life insurance shall be at least $1,000,000. The Employee will be covered by the Company's standard Directors and Officers liability insurance. No payments made or awards granted to the Employee under this Agreement, other than the base salary provided for in Section 3.1, shall be treated as "compensation" for any purpose under any employee benefit program of the Company or any of its subsidiaries in which the Employee participates.

             5. Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel (first class and including airline club memberships), business entertainment and other reasonable business expenses reasonably incurred by the Employee in connection with the performance of his duties hereunder, provided that the Employee furnishes to the Company adequate records or other evidence respecting such expenditures.

             6. Perquisites. The Employee shall be entitled to use primarily for business purposes of a luxury Company car (which shall be a U.S. car with a list price not to exceed $50,000), car phone, home phone (Watts) and home fax and reimbursement of reasonable expenses related thereto incurred by the Employee. Such Company car use shall be subject to applicable policies of the Company. Personal use of the phones and fax referred to in the first sentence of this
Section 6 shall be de minimus. The reimbursement to which the Employee is entitled pursuant to the first sentence of this Section 6 shall include a gross-up for Federal and net state income taxes required to be paid by the Employee in respect of such reimbursement. Net state income taxes shall be calculated taking into account any Federal deduction for state taxes. In addition, the Employee shall be entitled to reimbursement of the initiation fee, assessments, monthly dues and reasonable business related expenses incurred by the Employee at a local country club of the Employee's choice.

             7.  Termination of Employment

             7.1 Voluntary Termination. The Employee may terminate his employment with the Company at any time upon one month's prior written notice. In the event the Employee terminates such employment voluntarily, upon such termination the Company shall pay the Employee his unpaid base salary under
Section 3.1 accrued to the date on which his employment terminates (the "Termination Date").

             7.2  Involuntary Termination.

             (a) The Employee's employment with the Company shall automatically terminate upon the Employee's death or, unless the Board of Directors of the Company in its sole discretion shall otherwise elect, at the end of any consecutive three-month period during which the Employee is physically or mentally disabled (measured from the first date on which the Employee is absent from work due to such disability to the same date in the third succeeding calendar month, or, if there is no such date or such date is not a business day, the next succeeding business day) or at the end of such shorter periods aggregating three months in any twelve month period during which the Employee is physically or mentally disabled. In the event the Employee's employment with the Company is terminated due to the Employee's death or physical or mental disability, the Company shall pay to the Employee or, if applicable, his estate or legal representative his unpaid base salary under Section 3.1 accrued to the Termination Date.

             (b) The Company may at any time without advance notice terminate the Employee's employment with the Company without Cause (as hereinafter defined). In the event the Company terminates the Employee's employment hereunder without Cause prior to the expiration of the term of employment then in effect under Section 1, upon such termination the

Company shall be obligated to pay the Employee any unpaid balance of the Guaranteed Bonuses and an amount equal to his base salary under Section 3.1 for the entire remaining portion of such term of employment then in effect under
Section 1; or if longer, for an eighteen month period. In the event of any involuntary termination pursuant to this paragraph (b), the Employee shall be entitled to outplacement services at an outplacement agency designated by the Employee, provided that the cost to the Company for such outplacement services shall not exceed an aggregate of $15,000 (the "Outplacement Services"). In addition, if the Company fails to renew this Agreement at the end of the term hereof, such termination shall be deemed an involuntary termination pursuant to this paragraph (b) and shall entitle the Employee to an amount equal to his base salary then in effect for a twelve month period following the Termination Date and to the Outplacement Services. The reimbursement to which the Employee is entitled for Outplacement Services shall include a gross-up for Federal and net state income taxes required to be paid by the Employee in respect of such reimbursement. Net state income taxes shall be calculated taking into account any Federal deduction for state taxes. The amount due to the Employee pursuant to this paragraph (b) shall be paid, at the sole discretion of the Compensation Board at the Termination Date, either in a lump sum or on a periodic basis in accordance with normal pay practice.

             (c) The Company may at any time without notice terminate the Employee's employment with the Company for Cause. In the event the Employee's employment with the Company is terminated for Cause, the Employee shall receive the same amount that would be payable under Section 7.1 if such termination were voluntary and all the Employee's rights under Section 3.3 shall be forfeited.

             (d) As used herein, the term "Cause" means (i) fraud or misappropriation with respect to the business of the Company or intentional damage to the property or business of the Company, (ii) failure by the Employee to work in his capacity as Chief Executive Officer and President of the Company on a full-time basis at the headquarters of the Company (or such other locations as may from time to time be appropriate), (iii) malfeasance or misfeasance or breach of fiduciary duty or representation to the Company or its stockholders,
(iv) willful failure to act in accordance with any specific lawful instructions of a majority of the Board of Directors of the Company, (v) conviction of the Employee of a felony or a crime involving moral turpitude or (vi) inaccuracy or breach of the Employee's representations and covenants set forth in Section 8 hereof.

             7.3 Exercisability of Options after Termination. In the event the Employee's employment with the Company is terminated due to the Employee's death or physical or mental disability, all Time Share Options and Performance Options then exercisable shall remain exercisable for a period of nine months from the Termination Date, or, if earlier, until the date such options would have expired if the Employee had continued to be employed by the Company. In the event the Employee's employment with the Company is terminated for any other reason (other than termination for Cause), all Time Share Options and Performance Options then exercisable shall remain exercisable for a period of six months from the Termination Date, or, if earlier, until the date such options would have expired if the Employee had continued to be employed by the Company.

             8. Representations and Covenants of the Employee.

             8.1 No Violation. The Employee represents and warrants that he has not disclosed and will not disclose any confidential information or trade secrets concerning his former employer to the Company or its subsidiaries or any directors or officers thereof, and that he can perform his duties for the Company without disclosing or using any such confidential information or trade secrets.

             8.2 No Conflicts. The Employee represents and warrants that the terms of this Agreement do not conflict with any other agreement, written or oral, to which the Employee is a party or by which the Employee is bound, including, without limitation, any noncompetition agreement for the benefit of any former employer.

             8.3 Conduct. The Employee will at all times refrain from taking any action or making any statements, written or oral, which are intended to and do disparage the goodwill or reputation of the Company or any of its subsidiaries or affiliates or any directors or officers thereof or which could adversely affect the morale of employees of the Company and its subsidiaries.

             8.4 Performance of Duties. The Employee agrees that during the term of his employment under this Agreement and the Additional Term (as defined below), the Employee shall not compete with the Company in any way whatsoever. Without limiting the generality of the foregoing, the Employee shall not, during the term of his employment under this Agreement and during the Additional Term, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, shareholder or in any other capacity, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or furnish any capital to, or be connected in any manner with or provide any services as a consultant for any business which competes with the business of the Company or its subsidiaries as such business may be conducted from time to time; provided, however, that notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to preclude the Employee from owning not more than 5% of the publicly traded securities of any entity which is in competition with the business of the Company or its subsidiaries. The "Additional Term" shall mean (i) a period of one year after the Employee's employment under this Agreement terminates if (A) the Employee terminates his employment with the Company or (B) his employment is terminated by the Company for Cause and (ii) the entire period for which severance is payable to the Employee if the Employee's employment with the Company is involuntarily terminated by the Company without Cause pursuant to
Section 7.2(b) (including for this purpose the failure by the Company to renew the Agreement at the expiration of the term of employment then in effect).

             8.5 Company Information. The Employee agrees that so long as he is employed by the Company and following any termination of this employment the Employee will keep confidential all confidential information and trade secrets of the Company or any of its subsidiaries or affiliates and will not disclose such information to any person without the prior approval of the Board of Directors of the Company or use such information for any purpose other than in the course of fulfilling his duties of employment with the Company pursuant to this Agreement. It is understood that for purposes of this Agreement the term "confidential information" is to be construed broadly to include all material nonpublic or proprietary information. Upon the termination of this Agreement, or the earlier request of the Company, the Employee shall return any documents, records, data, books or materials of the Company or its subsidiaries or affiliates in his possession or control and any of his workpapers containing confidential information or trade secrets of the Company or its subsidiaries or affiliates.

             8.6 Cooperation. The Employee shall promptly notify the Company of any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), in which he may be involved, whether as an actual or potential party or witness or otherwise, or with respect to which he may receive requests for information, by reason of his future, present or past association with the Company or any of its subsidiaries or affiliates. The Employee shall cooperate fully with the Company and its subsidiaries and affiliates in connection with any Proceeding at no expense to the Company or any of its subsidiaries or affiliates other than the reimbursement of the Employee's reasonable out-of-pocket expenses. Notwithstanding the foregoing, if Employee is not employed by the Company at such time, and cooperation with the Company (excluding time spent participating in any Proceeding or participating prior to any Proceeding in any examination under oath) requires more than 12 hours in any month or 40 hours in any 12-month period (the "maximum commitment"), then the Company shall additionally reimburse Employee at the rate of $250 per hour for time in excess of the maximum commitment. This Section 8.6 shall survive any termination of this Agreement. The Employee shall not disclose any confidential or privileged information in connection with any Proceeding without the consent of the Company and shall give prompt notice to the Company of any request therefor, except as required by law, or by the order of any court of competent jurisdiction or any governmental agency or instrumentality.

             8.7 Compliance with Policies. During his employment hereunder, the Employee shall comply with all insider trading and other policies of the Company and all applicable laws. The Employee shall have access to all such policies and the Company's counsel shall be available for consultation with the Employee on compliance with all applicable laws.

             9. Release. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to pay the Employee any amount pursuant to Section 7.2(b) hereof and the Time Share Options and Performance Options shall not be exercisable after the termination of the Employee's employment hereunder unless the Employee executes and delivers to the Company a release, dated the date of his termination of employment, to the effect that: for good and valuable consideration, the Employee unconditionally releases and covenants not to sue the Company and its subsidiaries and affiliates and directors, officers, employees and stockholders thereof, from any and all claims, liabilities and obligation of any nature pertaining to termination of employment other than those explicitly provided for by this Agreement including, without limitation, any claims arising out of alleged legal restrictions on the Company's rights to terminate its employees, such as any implied contract of employment or termination contrary to public policy or to laws prohibiting discrimination (including, without limitation, the Age

Discrimination in Employment Act); and containing such other provisions as the Company may request to effect the purposes of the foregoing release.

             10. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of Ohio, regardless of the laws that might be applied under applicable principles of conflicts of laws. Each of the parties hereby waives any right such party may have to a trial by jury. The parties hereto agree that the language of this Agreement shall be construed neutrally and not strictly for or against either of the parties.

             11. Entire Agreement and Survivorship; No Equity Rights Under Old Agreement This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the matters referred to herein and supersedes all prior agreements and understandings between the parties hereto with respect to the matters referred to herein. The representations, warranties and covenants of the Employee contained in all parts of Section 8, and the release provided for in Section 9, shall survive expiration or termination of this Agreement by either party. This Agreement supercedes and replaces the Old Agreement. The Executive acknowledges (a) that the equity package provided for under Section 3.3 of this Agreement replaces the equity package the Executive had under Section 3.3 of the Old Agreement in its entirety as though such provisions of the Old Agreement had never existed and (b) that the Executive has not been, and has no right to be, granted options to purchase equity in Wallcoverings or any other subsidiary of the Company.

             12. Notice. Any written notice required to be given by one party to the other party hereunder shall be deemed effective if mailed by certified or registered mail:

             To the Company:  c/o  Blackstone
                              345 Park Avenue
                              New York, NY  10154
                              Attention: David A. Stockman
                                         Chairman of the Board
                                         The Imperial Home Decor Group Inc.

             To the Employee: James P. Toohey
                              17141 Hidden Point
                              Chagrin Falls, Ohio 44023

or such other address as may be stated in notice given under this Section 12.

             13. Severability. The invalidity, illegality or enforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement or such provision in any other jurisdiction, it being the intent of the parties hereto that all rights and obligations of the parties hereto under this Agreement shall be enforceable to the fullest extent permitted by law. Without limiting the foregoing, the covenants of the Employee set forth in Sections 8.4 and 8.5, respectively, constitute agreements independent of any other provisions of this Agreement and the Employee acknowledges that his failure to comply with the provisions of Sections 8.4 and 8.5 will result in irreparable and continuing damage for which there will be no adequate remedy at law and that, in the event of a failure of the Employee so to comply, the Company shall be entitled, without the necessity of proving actual damages or securing or posting any bond, to injunctive relief in addition to all other remedies which may otherwise be available to the Company and to such other and further relief as may be proper and necessary to ensure compliance with the provisions of Sections 8.4 and 8.5. If any covenants contained in Section 8.4 shall be deemed to be invalid, illegal or unenforceable as written by reason of the extent, duration or geographical scope thereof, or otherwise, the determining body or authority making such determination shall be empowered to reduce such covenants so as to be enforceable to the greatest extent possible and, as so reduced, such covenants shall then be deemed to be rewritten and enforced as reduced.

             14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, and, in the case of the Company, its successors and assigns, and Sections 3 and 9 shall also inure to the benefit of the other persons and entities identified therein. Except as otherwise expressly provided herein, the Employee shall not, without the prior written consent of the Company, transfer, assign, convey, pledge or encumber this Agreement or any interest under this Agreement. The Employee understands that the assignment of this Agreement or any benefits hereof or obligations hereunder by the Company to any significant subsidiary, or to any purchaser of all or a substantial portion of the assets of the Company, and the employment of the Employee by such subsidiary or by any such purchaser or by any successor of the Company in a merger or consolidation, shall not be deemed a termination of the Employee's employment for purposes of
Section 7.2 or otherwise.

             15. Amendment. This Agreement may be amended or canceled only by an instrument in writing duly executed and delivered by each party to this Agreement.

             16. Headings. Headings contained in this Agreement are for convenience only and shall not limit this Agreement or affect the interpretation thereof.

             17. Miscellaneous. In executing this Agreement, the Employee has not relied upon any statement, representation or promise, whether written or oral, of the Company or any of its subsidiaries or affiliates, or of any representative or attorney for the Company or any of its subsidiaries or affiliates, except for statements expressly set forth in this Agreement.

             18. Effective Date of Agreement. The Employee acknowledges that he was advised that he had a period of 21 calendar days in which to consider and execute this Agreement. The Employee further acknowledges and understands that he has seven calendar days from the date on which he executes this Agreement to revoke it. Accordingly, this Agreement shall not become effective or enforceable until the revocation period has expired. Once the revocation period has expired, this Agreement shall be effective as of the date of this Agreement. To the extent it has not otherwise done so, the Company hereby advises the Employee to consult with an attorney prior to executing this Agreement.

             19. Reimbursement of Legal Fees. The Company shall reimburse the Employee for half of the reasonable legal fees incurred by him in connection with his review and negotiation of this Agreement, provided that such reimbursement does not exceed $2,500.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                      /s/ James P. Toohey
                                      -------------------
                                      James P. Toohey


                                      THE IMPERIAL HOME DECOR GROUP  INC.

                                      By: /s/ David A. Stockman
                                          ---------------------
                                          Duly Authorized